UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Hypha Labs, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Boulevard, Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 744-0640

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective March 12, 2024, Digipath, Inc., a Nevada corporation now known as Hypha Labs, Inc. (the “Company”), amended Article 1 of its Articles of Incorporation to change its name from Digipath, Inc. to Hypha Labs, Inc. following the Company’s sale on February 20, 2024 of its testing business operated by its subsidiary, Digipath Labs, Inc. The Digipath name will carryover to the new owner of the Digipath testing business. The Company also plans to change its OTC trading symbol from DIGP in the near future. Pursuant to N.R.S. 78.390 (1)(a), no action by the stockholders is required if the proposed amendment to the articles of incorporation of a Nevada corporation consists only of a change in name of the corporation.

(b) Not applicable.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypha Labs, Inc. f/k/a Digipath, Inc.

Date:	April 11, 2024

By:	/s/ A. Stone Douglass
A. Stone Douglass
Chief Executive and Chief Financial Officer